Exhibit 10.11

November 11, 2009

VIA FACSIMILE TO (954) 888-7310

& DHL EXPRESS

DHL Express (USA), Inc.

1200 South Pine Island Road

Plantation, Florida 33324

Attention: Jon E. Olin – EVP, General Counsel & Secretary

Re:	Fourth Amendment to the Hub and Line-Haul Services Agreement, by and between DHL Express (USA), Inc., as successor in interest to Airborne, Inc. (“Groundco”) and ABX Air, Inc. (“Airco”), dated August 15, 2003, as previously amended on April 27, 2004, August 8, 2005 and November 9, 2008 (the “Hub Services Agreement”).

Dear Jon:

This letter is intended to confirm the agreement between Groundco and Airco to amend the Hub Services Agreement in order to accommodate the requirements of each other.

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Hub Services Agreement.

The Hub Services Agreement is hereby amended, modified and/or confirmed as follows:

(a) Airco and Groundco agree that, notwithstanding the expiration of the Hub Services Agreement on August 15, 2009, Airco shall, in accordance with Section 5.12(a) of the Hub Services Agreement, submit to Groundco a statement of costs incurred through the fourth quarter of 2009, solely with respect to workers’ compensation reserves. Thereupon, any Reconciliation Payment owing to either party for the fourth quarter with respect to workers’ compensation reserves, shall be determined in accordance with Section 5.12(a) of the Hub Services Agreement.

Nothing in this letter shall be deemed an agreement by DHL to any workers compensation reserve amount or the amount of any workers compensation expense of Airco for any period.

Except to the extent specifically provided herein, nothing in this letter of amendment shall be deemed to renew, novate, amend, extend the term of, or provide any rights or impose any obligations on any party hereto or any of their respective affiliates pursuant to, the Hub Services Agreement, which expired by its own terms on August 15, 2009.

Jon E. Olin

November 11, 2009

2 of 2

Please acknowledge Groundco’s acceptance of the foregoing by having an authorized representative of DHL Express (USA), Inc. sign and date this letter of amendment in the space provided below and returning one counterpart to me for my records.

Sincerely, ABX Air, Inc.

/s/ W. Joseph Payne
W. Joseph Payne Vice President General Counsel & Secretary

ACCEPTED AND AGREED: (as amended) DHL Express (USA), Inc.

/s/ Jon E. Olin

By:	Jon E. Olin

Its:	SVP

Date:	November 12, 2009